United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February  12, 2010

ePlus inc.

(Exact name of registrant as specified in its charter)
Delaware	1-34167	54-1817218
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

13595 Dulles Technology Drive, Herndon, VA 20171-3413

(Address, including zip code, of principal executive offices)

Registrant’s telephone number, including area code: (703) 984-8400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[] Solicting material pursuant to Rule 14a-12 under the Exchange Act (12 CFR 240.14a-12)

[] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02  Results of Operations and Financial Condition

On February 12, 2010 ePlus inc. had its fiscal third quarter 2010 earnings conference call. A copy of the transcript is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

In accordance with General Instruction B.2 of Form 8-K, the information in Item 2.02 of this Current Report on Form 8-K and Exhibit 99.1, shall not be deemed to be "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, ( the "Exchange Act"), or otherwise subject to the liabilities of that section, and shall not be incorporated by reference into any registration statement or other document.

8.01 Other Events

On February 12, 2010, the Company announced that its board of directors amended its current share repurchase plan, which commenced on September 16, 2009. Under the plan as amended, the Company may repurchase up to 500,000 shares of ePlus' outstanding common stock beginning on February 15, 2010 through September 15, 2010. The purchases may be made from time to time in the open market, or in privately negotiated transactions, subject to availability.  Any repurchased shares will have the status of treasury shares and may be used, when needed, for general corporate purposes.

A copy of the press release issued by the Company announcing the share repurchase program is filed as Exhibit 99.2 hereto and is incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits

(d) Exhibits:

Exhibit No.	Description

99.1	Earnings call transcript dated February 12, 2010

99.2	Press release dated February 12, 2010 issued by ePlus inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ePlus inc.

By:/s/ Elaine D. Marion
Elaine D. Marion
Chief Financial Officer

Date:  February 17, 2010